UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020 (April 30, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

As described below, on May 4, 2020, Front Yard Residential Corporation (“Front Yard” or the “Company”) entered into a Termination and Settlement Agreement with certain affiliates of Amherst Residential, LLC (“Amherst”) to terminate that certain Agreement and Plan of Merger, dated as of February 17, 2020 (the “Merger Agreement”), by and among the Company, BAF Holdings, LLC (“Parent”) and BAF Sub, LLC, a wholly-owned subsidiary of Parent (“Merger Sub”). As contemplated by the Termination and Settlement Agreement, Amherst has agreed to pay the Company a $25 million cash termination fee, purchase from the Company 4.4 million shares of Front Yard common stock for an aggregate cash purchase price of $55 million ($12.50 per share) pursuant to an Investment Agreement (as described below), and provide the Company with a $20 million committed Non-Negotiable Promissory Note (as described below).

Investment Agreement

On May 4, 2020, in connection with the Termination and Settlement Agreement (as described below), Front Yard entered into an Investment Agreement (the “Investment Agreement”) by and between the Company and Amherst Single Family Residential Partners VI, LP (the “Purchaser”), an affiliate of Amherst, pursuant to which, among other things, the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase, 4.4 million shares of Front Yard common stock (the “Acquired Shares”) from the Company at a price of $12.50 per share for an aggregate cash purchase price of $55 million (the “Purchase Price”). The closing of the transaction will be scheduled as promptly as practicable and no later than May 19, 2020. The Purchaser has also agreed to a customary standstill for a two-year period and a restriction on transferring the Acquired Shares for one year (other than to permitted transferees). Beginning on the first anniversary of the closing date, the Purchaser will be entitled to transfer up to 1.1 million of the Acquired Shares per quarter on a cumulative basis.

The Investment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Promissory Note

On May 4, 2020, in connection with the Termination and Settlement Agreement, Front Yard entered into a Non-Negotiable Promissory Note (the “Promissory Note”) by and between Front Yard and Amherst SFRP VI REIT, LLC (the “Amherst Noteholder”), pursuant to which, among other things, the Amherst Noteholder committed to make advances from time to time to Front Yard in an aggregate principal amount of up to $20 million.

The Promissory Note matures on May 4, 2022 and the outstanding principal balance thereof bears interest at LIBOR plus 5.00% per annum. Advances under the Promissory Note are available in multiple draws with minimum draw increments of $500,000, subject to prior written notice and absence of an event of default. Amounts under the Promissory Note can be repaid at any time and from time to time, without premium or penalty, and amounts repaid may be reborrowed.

The Promissory Note contains a limited set of customary representations and warranties, covenants and events of default, and does not contain any financial covenants.

The Promissory Note is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment of Repurchase Facility with Credit Suisse and Termination of Nomura Facility

On April 30, 2020, Front Yard and certain of its affiliates entered into an amendment of its repurchase facility (the “CS Amendment” and the repurchase facility amended thereby, the “CS Repurchase Facility”) with Credit Suisse AG (“CS”), pursuant to which the effective maturity date of the CS Repurchase Facility was extended to the earlier of (i) June 30, 2020 and (ii) the date of the occurrence of an event of default thereunder.

Certain other amendments to the CS Repurchase Facility implemented by the CS Amendment include a revised pricing schedule and an increased funding fee on future purchases thereunder.

On May 1, 2020, Front Yard and certain of its affiliates entered into an amendment to the Third Amended and Restated Master Repurchase Agreement and related transaction documents (the “Omnibus CS Amendment”) with CS, pursuant to which, among other amendments, the buyers thereunder agreed to extend additional credit in an aggregate principal amount of approximately $33.3 million.

The proceeds of the incremental amounts advanced under the CS Repurchase Facility on the effective date of the Omnibus CS Amendment were used to repay in full the Nomura Facility (as defined and described further below).

The information set forth in Item 1.02 hereof is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination and Settlement Agreement

On May 4, 2020, Front Yard entered into a Termination and Settlement Agreement (the “Termination and Settlement Agreement”), by and among the Company, Parent, Merger Sub, and the Purchaser, pursuant to which, among other things, Parent will pay $25 million in cash (the “Settlement Payment”) to the Company by May 5, 2020 and the Merger Agreement will be terminated by mutual written consent of the Company and Parent, effective upon receipt by the Company of the full amount of the Settlement Payment. Under the Termination and Settlement Agreement, the parties agreed to release each other from all claims and actions arising out of or related to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee, the Debt Commitment Letter, and the Voting Agreements (as such terms are defined in the Merger Agreement) or the transactions or payments contemplated by any of the foregoing.

The Termination and Settlement Agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference. The foregoing description of the Termination and Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Termination of Nomura Facility

On May 1, 2020 the loan facility outstanding under the Second Amended and Restated Loan and Security Agreement, by and among, inter alios, Nomura Corporate Funding Americas, LLC as lender and certain affiliates of Front Yard, and with respect to which Front Yard was a guarantor (the “Nomura Facility”), was terminated and repaid in full with amounts advanced under the CS Facility and all liens and guarantees granted in respect of the Nomura Facility were released, discharged and terminated.

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2020, Front Yard issued a press release announcing, among other things, certain financial results of the Company for the quarter ended March 31, 2020. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including the information in Exhibit 99.1, is furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 2.02 of this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above regarding the “Amendment of Repurchase Facility with Credit Suisse,” which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The Company is offering the Acquired Shares to the Purchaser in reliance on exemptions from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchaser in the Investment Agreement, which included that it is an “accredited investor” (as defined in Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

See Exhibit Index, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

10.1	Investment Agreement, dated as of May 4, 2020, by and between Front Yard Residential Corporation and Amherst Single Family Residential Partners VI, LP.

10.2	Non-Negotiable Promissory Note, issued May 4, 2020, by and between Front Yard Residential Corporation and Amherst SFRP VI REIT, LLC.

10.3	Termination and Settlement Agreement, dated as of May 4, 2020, by and among Front Yard Residential Corporation, BAF Holdings, LLC, BAF Sub, LLC, and Amherst Single Family Residential Partners VI, LP.

99.1	Press Release of Front Yard Residential Corporation, dated May 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation
Date: May 4, 2020	By:	/s/ Robin N. Lowe
	Name:	Robin N. Lowe
	Title:	Chief Financial Officer